Exhibit 10.22

ASSIGNMENT AND CONSENT

The following shall constitute an assignment and consent to assignment by and among Gulfstream Aerospace Corporation (“GULFSTREAM”), Altria Corporate Services, Inc. (“ASSIGNOR”), and Kraft Foods Aviation, LLC (“ASSIGNEE”).

WHEREAS, ASSIGNOR and GULFSTREAM have entered into a G550 Sales Agreement (the “Sales Agreement”) dated December 13, 2004, which provides for the purchase and outfitting of two (2) G550 aircraft identified in the Sales Agreement (and referred to herein) as Aircraft #1 and Aircraft #2 and which, among other things, also grants the ASSIGNOR the option to trade-in to GULFSTREAM the Gulfstream IV-SP aircraft, serial number 1452, identified therein (and referred to herein) as Trade-In Aircraft # 2;

WHEREAS, ASSIGNOR and GULFSTREAM have entered into a Gulfstream Trade-In Agreement (the “Trade-ln Agreement”), dated December 13, 2004, which, among other things, sets forth the terms and conditions which are to apply to the trade-in of Trade-In Aircraft #2 upon the exercise of the option granted under the Sales Agreement to trade-in such aircraft;

WHEREAS, on December 21, 2004, ASSIGNOR assigned to ASSIGNEE its rights and obligations under the Sales Agreement to purchase Aircraft #2, and ASSIGNEE assumed such rights and obligations;

WHEREAS, on December 22, 2004, ASSIGNOR sold Trade-In Aircraft #2 to ASSIGNEE;

WHEREAS, ASSIGNOR now wishes to assign to ASSIGNEE its option under the Sales Agreement to trade-in Trade-In Aircraft #2 and its rights and obligations under the Trade-In Agreement with respect to the trade-in of such aircraft, and ASSIGNEE wishes to accept the rights and obligations contained in the Sales Agreement and Trade-In Agreement with respect to Trade-In Aircraft #2; and

WHEREAS, GULFSTREAM wishes to give its consent to such assignment.

NOW, THEREFORE, the parties to this Assignment and Consent agree as follows:

1.                                       ASSIGNOR hereby assigns to ASSIGNEE ASSIGNOR’S (i) option under the Sales Agreement to trade-in to GULFSTREAM Trade-In Aircraft #2 and (ii) rights and obligations under the Trade-In Agreement with respect to the trade-in of Trade-In Aircraft #2.

2.                                       GULFSTREAM agrees and consents to this Assignment.

3.                                       The ASSIGNEE agrees to all terms and conditions regarding Trade-In Aircraft #2 which are contained in the Sales Agreement and the Trade-In Agreement and further agrees to perform all obligations of ASSIGNOR under the Trade-In Agreement with respect to Trade-In Aircraft #2.

From the date hereof, ASSIGNOR shall have no further liability under the Sales Agreement or the Trade-In Agreement with respect to Trade-In Aircraft #2 and the ASSIGNEE hereby assumes all of ASSIGNOR’s rights, duties and liabilities thereunder with respect to Trade-In Aircraft #2.

This Assignment and Consent may be executed in several counterparts each of which shall be deemed to be an original.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Consent to be executed on this 24th day of January, 2005, by their duly authorized representatives.

GULFSTREAM AEROSPACE CORPORATION		ALTRIA CORPORATE SERVICES, INC.
(“GULFSTREAM”)		(“ASSIGNOR”)

BY:	[ILLEGIBLE]	BY:	[ILLEGIBLE]
TITLE:	SR Contract Manager	TITLE:	V.P. Aviation & Travel Services

KRAFT FOODS AVIATION, LLC
(“ASSIGNEE”)

BY:	[ILLEGIBLE]
TITLE:	Vice President, Treasurer and Controller